                       Computation of Per Share Earnings

                                                                    Exhibit 11.1


                                                 Three months ended                 Fiscal years ended

                                            January 3,         December 28,    January 3,         December 28,
                                               1998               1996            1998               1996
                                            ----------          -----------    ----------         ------------
Income

Income before extraordinary items           $1,105,048          $480,110       $2,479,367          $973,259
                                            ----------          --------       ----------          --------
Net income                                  $1,105,048          $480,110       $2,260,668          $973,259
                                            ----------          --------       ----------          --------
Earnings per share--Basic EPS

  Income before extraordinary items              $0.22             $0.11            $0.51             $0.31
                                                 -----             -----            -----             -----
  Net income                                     $0.22             $0.11            $0.46             $0.31
                                                 -----             -----            -----             -----
  Basic weighted average
    shares outstanding                       5,016,389         4,244,248        4,905,667         3,180,091

Effect of Dilutive Securities

  Stock Options                                524,395           654,656          568,455           574,124

  Warrants                                          --           192,021           53,579           191,996
                                                    --           -------           ------           -------
  Diluted weighted average
    shares outstanding                       5,540,784         5,090,925        5,527,701         3,946,211
                                             ---------         ---------        ---------         ---------
Earnings per share--Diluted EPS

  Income before extraordinary items              $0.20             $0.09            $0.45             $0.25
                                                 -----             -----            -----             -----
  Net income                                     $0.20             $0.09            $0.41             $0.25
                                                 -----             -----            -----             -----


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